MATERION CORPORATION REPORTS STRONG THIRD QUARTER
2025 FINANCIAL RESULTS AND AFFIRMS FULL YEAR OUTLOOK

MAYFIELD HEIGHTS, Ohio – Materion Corporation (NYSE: MTRN) today reported third-quarter 2025 financial results and affirmed full year outlook.

Financial Summary
•Net sales were $444.8 million; value-added sales1 were $263.9 million
•Net income of $25.4 million, or $1.22 per share, diluted, versus net income of $22.3 million, or $1.07 per share, in the prior year quarter; adjusted earnings of $1.41 per share versus $1.41 in the prior year quarter
•Operating profit of $34.9 million versus operating profit of $31.3 million in the prior year quarter; adjusted EBITDA2 of $55.5 million, versus $56.7 million in the prior year quarter

Business Highlights
•Delivered record EBITDA margins of 27.1% in Electronic Materials, up 700 basis points year on year
•Precision Optics transformation led to significant step up in sales with approximately 1000 basis points of margin expansion year on year
•Order rates up double-digit sequentially with increases across all three businesses, driven by organic initiatives and strong macroeconomic trends
•Announced supply agreement with Commonwealth Fusion Systems, the leading and largest commercial fusion energy company, to provide materials for groundbreaking fusion technologies
•Board of Directors authorized a new $50 million stock repurchase program, replacing existing stock repurchase program

“I am incredibly proud of our team's performance in the third quarter, with both Electronic Materials and Precision Optics achieving significant milestones. The record margin performance in Electronic Materials underscores the substantial improvements we've made in that business, as our semiconductor sales start to rebound on a much-improved cost structure. In addition, the Precision Optics transformation is delivering ahead of our expectations with a significant step up in sales in the quarter, and a return to double digit EBITDA margins” said Jugal Vijayvargiya, President & CEO of Materion.
“As we look ahead, we are encouraged by the increasing order rates in each of our business segments, specifically in markets impacted by strong macro trends, including semiconductor, energy, space and defense. Our deep customer partnerships and broad portfolio of critical advanced materials position us well to close out a strong 2025 and seed the pipeline for future growth.”

THIRD QUARTER 2025 RESULTS
Net sales for the quarter were $444.8 million, compared to $436.7 million in the prior year period. Value-added sales were $263.9 million for the quarter, up 1% organic3 from the prior year quarter due to strength in non-China semiconductor and space, partially offset by equipment downtime at a Performance Materials facility impacting sales output.

Operating profit for the quarter was $34.9 million and net income was $25.4 million, or $1.22 per diluted share, compared to operating profit of $31.3 million and net income of $22.3 million, or $1.07 per share, in the prior year period.

Adjusted EBITDA was $55.5 million, or 21.0% of value-added sales, compared to $56.7 million or 21.5% of value-added sales in the prior year period. This decrease was driven primarily by equipment downtime within Performance Materials, partially offset by strong price/mix and operational performance in Electronic Materials as well as the improved performance in Precision Optics.

Adjusted net income was $29.4 million excluding acquisition amortization, or $1.41 per diluted share, compared to $1.41 per share in the prior year period.

OUTLOOK
With one quarter remaining in the full year, we expect to deliver a strong fourth quarter and finish 2025 on a high note. With that, we are affirming our prior guide of $5.30 to $5.70 adjusted earnings per share for the full year.

ADJUSTED EARNINGS GUIDANCE
It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 through 8 to this press release.

CONFERENCE CALL
Materion Corporation will host an investor conference call with analysts at 10:00 a.m. Eastern Time, October 29, 2025. The conference call will be available via webcast through the Company’s website at www.materion.com. By phone, please dial (888) 506-0062. Calls outside the U.S. can dial (973) 528-0011; please reference participant access code of 496425. A replay of the call will be available until November 12, 2025 by dialing (877) 481-4010 or (919) 882-2331 if international; please reference replay ID number 51695. The call will also be archived on the Company’s website.

FOOTNOTES
1 Value-added sales deducts the impact of pass-through metals from net sales
2 EBITDA represents earnings before interest, taxes, depreciation, depletion and amortization; adjusted EBITDA represents EBITDA excluding special items, the details of which can be found in Attachments 4 through 8
3 Excludes value-added sales from the divested Albuquerque, New Mexico large area targets business sold in 2024

ABOUT MATERION
Materion Corporation is a global leader in advanced materials solutions for high-performance industries including semiconductor, industrial, aerospace & defense, energy and automotive. With nearly 100 years of expertise in specialty engineered alloy systems, inorganic chemicals and powders, precious and non-precious metals, beryllium and beryllium composites, and precision filters and optical coatings, Materion partners with customers to enable breakthrough solutions that move the world forward. Headquartered in Mayfield Heights, Ohio, the Company employs more than 3,000 talented people worldwide, serving customers in more than 60 countries.

FORWARD-LOOKING STATEMENTS
Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors. These factors include, in addition to those mentioned elsewhere herein: the global economy, including inflationary pressures, potential future recessionary conditions and the impact of tariffs and trade agreements; the impact of any U.S. Federal Government shutdowns or sequestrations; the condition of the markets which we serve, whether defined geographically or by segment; changes in product mix and the financial condition of customers; our success in developing and introducing new products and new product ramp-up rates; our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values; our success in identifying acquisition candidates and in acquiring and integrating such businesses; the impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions; our success in implementing our strategic plans and the timely and successful start-up and completion of any capital projects; other financial and economic factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal consignment fees, tax rates, exchange rates, interest rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, credit availability, and the impact of the Company’s stock price on the cost of incentive compensation plans; the uncertainties related to the impact of war, terrorist activities, and acts of God; changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations, including changes in tax regulations or guidance promulgated pursuant to the new legislation implemented in the One Big Beautiful Bill Act; the conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects; the disruptions in operations from, and other effects of, catastrophic and other extraordinary events including outbreaks of infectious diseases and the conflict between Russia and Ukraine; realization of expected financial benefits expected from the Inflation Reduction Act of 2022; the amount and timing of any repurchases of our shares; and the risk factors set forth in Part 1, Item 1A of the Company's 2024 Annual Report on Form 10-K.

Investor Contact:
Kyle Kelleher
(216) 383-4931
kyle.kelleher@materion.com

Media Contact:
Jason Saragian
(216) 383-6893
jason.saragian@materion.com
https://materion.com

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(In thousands except per share amounts)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$444,808	$436,715	$1,296,796	$1,247,868
Cost of sales	358,685	355,777	1,051,836	1,014,859
Gross margin	86,123	80,938	244,960	233,009
Selling, general, and administrative expense	38,256	35,009	108,740	104,454
Research and development expense	6,548	7,868	19,466	22,712
Restructuring expense	212	1,493	2,729	6,161
Other — net	6,164	5,309	15,068	14,112
Operating profit	34,943	31,259	98,957	85,570
Other non-operating (income)—net	(711)	(642)	(1,944)	(1,925)
Interest expense — net	7,544	8,839	22,691	25,920
Income before income taxes	28,110	23,062	78,210	61,575
Income tax expense	2,698	768	9,960	6,836
Net income	$25,412	$22,294	$68,250	$54,739
Basic earnings per share:
Net income per share of common stock	$1.23	$1.07	$3.29	$2.64
Diluted earnings per share:
Net income per share of common stock	$1.22	$1.07	$3.27	$2.61
Weighted-average number of shares of common stock outstanding:
Basic	20,731	20,749	20,763	20,723
Diluted	20,883	20,920	20,893	20,935

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

(Thousands)	September 26, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$16,411	$16,713
Accounts receivable, net	195,289	193,793
Inventories, net	467,329	441,299
Prepaid and other current assets	97,296	72,419
Total current assets	776,325	724,224
Deferred income taxes	2,975	2,964
Property, plant, and equipment	1,380,432	1,315,586
Less allowances for depreciation, depletion, and amortization	(841,102)	(804,781)
Property, plant, and equipment—net	539,330	510,805
Operating lease, right-of-use assets	74,402	64,449
Intangible assets, net	108,059	109,312
Other assets	22,362	22,140
Goodwill	280,474	263,738
Total Assets	$1,803,927	$1,697,632
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$10,166	$34,274
Accounts payable	139,789	105,901
Salaries and wages	23,685	20,939
Other liabilities and accrued items	44,767	47,523
Income taxes	2,324	4,906
Unearned revenue	15,783	13,191
Total current liabilities	236,514	226,734
Other long-term liabilities	12,059	12,013
Operating lease liabilities	71,269	62,626
Finance lease liabilities	13,418	12,404
Retirement and post-employment benefits	27,038	26,411
Unearned income	56,990	75,769
Long-term income taxes	2,135	1,818
Deferred income taxes	3,153	3,242
Long-term debt	446,772	407,734
Shareholders’ equity	934,579	868,881
Total Liabilities and Shareholders’ Equity	$1,803,927	$1,697,632

Attachment 3

Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended
(Thousands)	September 26, 2025	September 27, 2024
Cash flows from operating activities:
Net income	$68,250	$54,739
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion, and amortization	51,551	51,291
Amortization of deferred financing costs in interest expense	1,647	1,286
Stock-based compensation expense (non-cash)	8,520	7,715
Deferred income tax expense (benefit)	(43)	(9)
Changes in assets and liabilities:
Accounts receivable	1,701	(21,921)
Inventory	(21,980)	(34,215)
Prepaid and other current assets	(21,089)	(24,646)
Accounts payable and accrued expenses	21,532	3,704
Unearned revenue	(13,142)	(17,568)
Interest and taxes payable	(1,550)	(3,233)
Other-net	(11,673)	(5,579)
Net cash provided by operating activities	83,724	11,564
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(38,741)	(50,730)
Payments for mine development	(19,952)	(10,376)
Proceeds from sale of property, plant, and equipment	932	561
Payments for acquisition, net of cash acquired	(19,500)	—
Net cash used in investing activities	(77,261)	(60,545)
Cash flows from financing activities:
Proceeds from borrowings under credit facilities, net	30,574	91,057
Repayment of long-term debt	(16,609)	(22,694)
Principal payments under finance lease obligations	(456)	(567)
Cash dividends paid	(8,608)	(8,295)
Deferred financing costs	(2,935)	—
Repurchase of common stock	(7,843)	—
Payments of withholding taxes for stock-based compensation awards	(2,540)	(6,575)
Net cash provided by financing activities	(8,417)	52,926
Effects of exchange rate changes	1,652	635
Net change in cash and cash equivalents	(302)	4,580
Cash and cash equivalents at beginning of period	16,713	13,294
Cash and cash equivalents at end of period	$16,411	$17,874

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales, Operating Profit, and EBITDA
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net Sales
Performance Materials	$170.8	$177.4	$527.6	$533.5
Electronic Materials	246.8	236.9	696.0	641.6
Precision Optics	27.2	22.4	73.2	72.8
Other	—	—	—	—
Total	$444.8	$436.7	$1,296.8	$1,247.9

Less: Pass-through Metal Cost
Performance Materials	$13.7	$13.8	$41.9	$41.2
Electronic Materials	167.1	159.1	462.4	405.0
Precision Optics	0.1	—	0.2	0.2
Other	—	—	—	—
Total	$180.9	$172.9	$504.5	$446.4

Value-added Sales (non-GAAP)
Performance Materials	$157.1	$163.6	$485.7	$492.3
Electronic Materials	79.7	77.8	233.6	236.6
Precision Optics	27.1	22.4	73.0	72.6
Other	—	—	—	—
Total	$263.9	$263.8	$792.3	$801.5

Gross Margin
Performance Materials(1)	$44.7	$51.8	$141.9	$140.6
Electronic Materials(1)	33.1	23.3	84.1	73.5
Precision Optics(1)	8.3	5.8	19.0	18.9
Other	—	—	—	—
Total(1)	$86.1	$80.9	$245.0	$233.0
(1) See reconciliation of gross margin to adjusted gross margin in Attachment 8
Note: Quarterly information presented within this document and previously disclosed quarterly information may not equal the total computed for the year due to rounding

	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Operating Profit/(Loss)
Performance Materials	$26.8	$34.2	$89.1	$88.7
Electronic Materials	16.3	7.8	36.4	26.5
Precision Optics	0.7	(3.0)	(4.0)	(7.7)
Other	(8.9)	(7.7)	(22.5)	(21.9)
Total	$34.9	$31.3	$99.0	$85.6

Non-Operating (Income)/Expense
Performance Materials	$0.2	$0.1	$0.3	$0.4
Electronic Materials	(0.2)	—	(0.2)	—
Precision Optics	(0.2)	(0.1)	(0.6)	(0.4)
Other	(0.6)	(0.6)	(1.4)	(1.9)
Total	$(0.8)	$(0.6)	$(1.9)	$(1.9)

Depreciation, Depletion, and Amortization
Performance Materials	$10.3	$10.7	$29.9	$27.6
Electronic Materials	4.4	4.5	13.0	13.6
Precision Optics	2.3	2.9	7.2	8.6
Other	0.5	0.5	1.5	1.5
Total	$17.5	$18.6	$51.6	$51.3

Segment EBITDA
Performance Materials	$36.9	$44.8	$118.7	$115.9
Electronic Materials	20.9	12.3	49.6	40.1
Precision Optics	3.2	—	3.8	1.3
Other	(7.8)	(6.6)	(19.6)	(18.5)
Total	$53.2	$50.5	$152.5	$138.8

Special Items(2)
Performance Materials	$1.1	$1.7	$1.7	$9.4
Electronic Materials	0.7	3.3	3.1	7.1
Precision Optics	—	0.5	1.5	1.7
Other	0.5	0.7	1.2	2.7
Total	$2.3	$6.2	$7.5	$20.9

Adjusted EBITDA Excluding Special Items
Performance Materials	$38.0	$46.5	$120.4	$125.3
Electronic Materials	21.6	15.6	52.7	47.2
Precision Optics	3.2	0.5	5.3	3.0
Other	(7.3)	(5.9)	(18.4)	(15.8)
Total	$55.5	$56.7	$160.0	$159.7
The cost of gold, silver, platinum, palladium, copper, ruthenium, iridium, rhodium, rhenium, and osmium is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales is a non-GAAP financial measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through market metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.
The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.
(2) See additional details of special items in Attachment 5.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Net Sales to Value-added Sales, Net Income to EBITDA and Adjusted EBITDA
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$444.8	$436.7	$1,296.8	$1,247.9
Pass-through metal cost	180.9	172.9	504.5	446.4
Value-added sales	$263.9	$263.8	$792.3	$801.5

Net income	$25.4	$22.3	$68.3	$54.7
Income tax expense	2.7	0.8	9.9	6.9
Interest expense - net	7.6	8.8	22.7	25.9
Depreciation, depletion and amortization	17.5	18.6	51.6	51.3
Consolidated EBITDA	$53.2	$50.5	$152.5	$138.8
Net Income as a % of Net sales	5.7%	5.1%	5.3%	4.4%
Net Income as a % of Value-added sales	9.6%	8.5%	8.6%	6.8%
EBITDA as a % of Net sales	12.0%	11.6%	11.8%	11.1%
EBITDA as a % of Value-added sales	20.2%	19.1%	19.2%	17.3%

Special items
Restructuring and cost reduction	$0.2	$1.6	$2.8	$10.7
Electronic Materials inventory adjustment	—	2.8	—	2.8
Environmental remediation	0.6	—	0.6	—
Business transformation costs	0.5	0.6	0.8	0.6
Additional start up resources and scrap	—	1.2	—	6.1
Merger, acquisition and divestiture related costs	1.0	—	3.3	0.7
Total special items	2.3	6.2	7.5	20.9
Adjusted EBITDA	$55.5	$56.7	$160.0	$159.7
Adjusted EBITDA as a % of Net sales	12.5%	13.0%	12.3%	12.8%
Adjusted EBITDA as a % of Value-added sales	21.0%	21.5%	20.2%	19.9%

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including operating profit, segment operating profit, earnings before interest, taxes, depreciation, depletion and amortization (EBITDA), net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 6, we have adjusted the results for certain special items, including the following:
1.Restructuring and cost reduction – Costs include restructuring charges, costs associated with temporarily idled facilities as a result of decreased demand and costs associated with disposal of assets associated with obsolete products.
2.Electronic Materials inventory adjustment – During the third quarter of 2024, the Company determined that material costs from prior years were understated due to unrecognized metal refine expense and other inventory adjustments.
3.Environmental remediation - Cost associated with non-recurring environmental remediation
4.Business transformation costs – Represents project management and implementation expenses related to the Company's automation and transformation initiatives.
5.Additional start up resources and scrap – Represents incremental resource, consulting and specialists costs incurred related to the ramp of the precision clad strip facility and scrap related to product qualifications.
6.Merger, acquisition and divestiture related costs – Includes due diligence costs associated with potential merger, acquisition and divestitures as well as loss on asset disposals.

Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Reconciliation of Net Income to Adjusted Net Income
and Diluted Earnings per Share to Adjusted Diluted Earnings per Share (Unaudited)

	Third Quarter Ended				Nine Months Ended
(Millions)	September 26, 2025	Diluted EPS	September 27, 2024	Diluted EPS	September 26, 2025	Diluted EPS	September 27, 2024	Diluted EPS
Net income and EPS	$25.4	$1.22	$22.3	$1.07	$68.3	$3.27	$54.7	$2.61

Special items
Restructuring and cost reduction	0.2		1.6		2.8		10.7
Electronic Materials inventory adjustment	—		2.8		—		2.8
Business transformation costs	0.5		0.6		0.8		0.6
Debt extinguishment costs(1)	—		—		0.5		—
Environmental remediation	0.6		—		0.6		—
Additional start up resources and scrap	—		1.2		—		6.1
Merger, acquisition and divestiture related costs	1.0		—		3.3		0.7
Provision for income taxes(2)	(0.4)		(1.4)		(1.2)		(3.6)
Total special items	1.9	0.09	4.8	0.22	6.8	0.33	17.3	0.83
Adjusted net income and adjusted EPS	$27.3	$1.31	$27.1	$1.29	$75.1	$3.60	$72.0	$3.44
Acquisition amortization (net of tax)	2.1	0.10	2.5	0.12	6.5	0.31	7.4	0.35
Adjusted net income and adjusted EPS excl. amortization	$29.4	$1.41	$29.6	$1.41	$81.6	$3.91	$79.4	$3.79
(1) Debt extinguishment costs - Represents debt extinguishment costs incurred in connection with the amendment of the Company's Credit Agreement in June 2025.
(2) Provision for income taxes includes the net tax impact on pre-tax adjustments (listed above), the impact of certain discrete tax items recorded during the respective periods as well as other adjustments to reflect the use of one overall effective tax rate on adjusted pre-tax income in interim periods.

Attachment 7

Reconciliation of Segment Net sales to Segment Value-added sales and Segment EBITDA to Adjusted Segment EBITDA (Unaudited)
Performance Materials	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$170.8	$177.4	$527.6	$533.5
Pass-through metal cost	13.7	13.8	41.9	41.2
Value-added sales	$157.1	$163.6	$485.7	$492.3

EBITDA	$36.9	$44.8	$118.7	$115.9
Restructuring and cost reduction	—	0.1	0.5	2.9
Additional start up resources and scrap	—	1.2	—	6.1
Environmental remediation	0.6	—	0.6	—
Business transformation costs	0.5	0.4	0.6	0.4
Adjusted EBITDA	$38.0	$46.5	$120.4	$125.3
EBITDA as a % of Net sales	21.6%	25.3%	22.5%	21.7%
EBITDA as a % of Value-added sales	23.5%	27.4%	24.4%	23.5%
Adjusted EBITDA as a % of Net sales	22.2%	26.2%	22.8%	23.5%
Adjusted EBITDA as a % of Value-added sales	24.2%	28.4%	24.8%	25.5%

Electronic Materials
	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$246.8	$236.9	$696.0	$641.6
Pass-through metal cost	167.1	159.1	462.4	405.0
Value-added sales	$79.7	$77.8	$233.6	$236.6

EBITDA	$20.9	$12.3	$49.6	$40.1
Restructuring and cost reduction	0.2	0.5	0.8	4.3
Electronic Materials inventory adjustment	—	2.8	—	2.8
Merger, acquisition and divestiture related costs	0.5	—	2.3	—
Adjusted EBITDA	$21.6	$15.6	$52.7	$47.2
EBITDA as a % of Net sales	8.5%	5.2%	7.1%	6.3%
EBITDA as a % of Value-added sales	26.2%	15.8%	21.2%	16.9%
Adjusted EBITDA as a % of Net sales	8.8%	6.6%	7.6%	7.4%
Adjusted EBITDA as a % of Value-added sales	27.1%	20.1%	22.6%	19.9%

Precision Optics
	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Net sales	$27.2	$22.4	$73.2	$72.8
Pass-through metal cost	0.1	—	0.2	0.2
Value-added sales	$27.1	$22.4	$73.0	$72.6

EBITDA	$3.2	$—	$3.8	$1.3
Restructuring and cost reduction	—	0.5	1.5	1.7
Adjusted EBITDA	$3.2	$0.5	$5.3	$3.0
EBITDA as a % of Net sales	11.8%	—%	5.2%	1.8%
EBITDA as a % of Value-added sales	11.8%	—%	5.2%	1.8%
Adjusted EBITDA as a % of Net sales	11.8%	2.2%	7.2%	4.1%
Adjusted EBITDA as a % of Value-added sales	11.8%	2.2%	7.3%	4.1%

Other
	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
EBITDA	$(7.8)	$(6.6)	$(19.6)	$(18.5)
Restructuring and cost reduction	—	0.5	—	1.8
Business transformation costs	—	0.2	0.2	0.2
Merger, acquisition and divestiture related costs	0.5	—	1.0	0.7
Adjusted EBITDA	$(7.3)	$(5.9)	$(18.4)	$(15.8)

Attachment 8
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Gross Margin to Adjusted Gross Margin
(Unaudited)

	Third Quarter Ended		Nine Months Ended
(Millions)	September 26, 2025	September 27, 2024	September 26, 2025	September 27, 2024
Gross Margin
Performance Materials	$44.7	$51.8	$141.9	$140.6
Electronic Materials	33.1	23.3	84.1	73.5
Precision Optics	8.3	5.8	19.0	18.9
Other	—	—	—	—
Total	$86.1	$80.9	$245.0	$233.0

Special Items (1)
Performance Materials	$0.6	$1.3	$0.6	$7.5
Electronic Materials	—	2.6	—	4.6
Precision Optics	—	—	—	0.2
Other	—	—	—	—
Total	$0.6	$3.9	$0.6	$12.3

Adjusted Gross Margin
Performance Materials	$45.3	$53.1	$142.5	$148.1
Electronic Materials	33.1	25.9	84.1	78.1
Precision Optics	8.3	5.8	19.0	19.1
Other	—	—	—	—
Total	$86.7	$84.8	$245.6	$245.3
(1) Special items impacting gross margin represent environmental remediation in 2025 and restructuring and cost reduction, the Electronic Materials inventory adjustment, and additional start up resources and scrap in 2024.